UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): January 28, 2019

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, SWK Holdings Corporation (the “Company”) entered into a new employment agreement with its Chief Executive Officer, Winston L. Black, III. The employment agreement provides for a term expiring on December 31, 2021, unless earlier terminated pursuant to the terms of the employment agreement. The employment agreement provides for an annual base salary of $275,000, which amount is to be increased by three percent per year in each of 2020 and 2021, plus potential for an annual bonus based on the Company’s annual pre-tax profit and return on equity.

Mr. Black’s employment agreement provides for 6 months’ severance in the event that Mr. Black is terminated by the Company without cause or he resigns for good reason. In addition, the Company can elect to pay Mr. Black his base salary (following the six months’ severance period) to enforce a non-compete and non-solicitation agreement for a period ending (i) two years from the date of his separation from the Company, if prior to December 31, 2020, or (ii) one year from the date of his separation from the Company if after such date.

In connection with entering into the employment agreement, the Company extended the vesting period of outstanding options held by Mr. Black to December 31, 2021. Mr. Black also was granted options exercisable into 75,000 shares of the Company’s common stock, at an exercise price of $12.50 per share. Finally, Mr. Black was granted an aggregate of 37,500 shares of Company common stock, which shares shall vest, subject to Mr. Black’s continued employment, in three equal annual installments.

The foregoing descriptions do not purport to describe all of the terms and provisions of the employment agreement, and are qualified in their entirety by reference to the employment agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 28, 2019, by and between the Company and Winston L. Black, III *

* Management contract and compensatory plan and arrangement required to be filed as an exhibit pursuant to Item 15(b) of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: January 30, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 28, 2019, by and between the Company and Winston L. Black, III *

* Management contract and compensatory plan and arrangement required to be filed as an exhibit pursuant to Item 15(b) of this report.